Exhibit 99.B(d)(3)(i)

October 15, 2015

Christopher Kurtz

Vice President, Finance

Voya Investment Management Co. LLC

One Orange Way, C1-N

Windsor, CT 06095

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement (the “Agreement”), dated November 18, 2014 between Voya Investments, LLC and Voya Investment Management Co. LLC (“Sub-Adviser”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Voya Retirement Solution 2060 Fund (the “Fund”), a newly established series of Voya Separate Portfolios Trust, effective on October 15, 2015, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to Schedule A of the Agreement.  The Amended Schedule A, with the annual sub-advisory fee indicated for the Fund, is attached hereto.  The remaining terms and conditions set forth in the Agreement will remain unchanged.

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Fund by signing below where indicated.

Very sincerely,

By:	/s/ Todd Modic
Todd Modic
Senior Vice President
Voya Investments, LLC

ACCEPTED AND AGREED TO:
Voya Investment Management Co. LLC

By:	/s/ Christopher Kurtz
Name:	Christopher Kurtz
Title:	VP Finance	, Duly Authorized

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Emerging Markets Corporate Debt Fund	0.3825%

Voya Emerging Markets Hard Currency Debt Fund	0.2925%

Voya Emerging Markets Local Currency Debt Fund	0.315%

Voya Investment Grade Credit Fund	0.18%

Voya Retirement Solution 2020 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

Voya Retirement Solution 2025 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The term “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on November 18, 2014.

Series	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Retirement Solution 2030 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

Voya Retirement Solution 2035 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

Voya Retirement Solution 2040 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

Voya Retirement Solution 2045 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

Voya Retirement Solution 2050 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

Voya Retirement Solution 2055 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

Voya Retirement Solution 2060 Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The term “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on November 18, 2014.

Series	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Retirement Solution Income Fund	Direct Investments(1) 0.135% Underlying Funds(2) 0.00%

Voya Securitized Credit Fund	0.225%

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The term “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on November 18, 2014.